Exhibit 99.1

Turtle Beach Corporation Announces THIRD Quarter 2026 Results AND REITERATES FULL YEAR GUIDANCE

– Third-Quarter Net Revenue Increased 5.3% Year-Over-Year to $84.7 Million –

– Early Fourth-Quarter Retail Orders Accelerating Year-Over-Year Through October –

–Reaffirmed Full Year 2026 Net Revenue and Adjusted EBITDA Guidance–

–Anticipates Capacity for Additional Share Repurchases Following Holiday Season–

SAN DIEGO, CA – November 5, 2026 – Turtle Beach Corporation (Nasdaq: TBCH), a leading gaming accessories brand, today reported financial results for the third quarter ended September 30, 2026 and and reaffirmed full year 2026 guidance for net revenue and adjusted EBITDA.

Third Quarter Highlights

•
Net revenue was $84.7 million, reflecting a return to growth and a year-over-year improvement of 5.3% compared to $80.5 million in the prior year
•
Delivered gross margin of 34.9%, reflecting product mix and higher promotional, tariff and logistics costs during the quarter, while maintaining our full-year gross margin outlook
•
Net income of $4.4 million, compared to net income of $1.7 million in the prior year
•
Adjusted EBITDA of $8.1 million compared to $11.0 million in the prior year
•
Ranked #1 in U.S. gaming headsets and third-party gaming controllers during the quarter, according to Circana
•
Reaffirmed full year 2026 net revenue and adjusted EBITDA guidance of $335 million - $355 million and $44 million - $48 million, respectively

“During the third quarter, Turtle Beach returned to year-over-year revenue growth, supported by our expanded product portfolio and continued progress across our strategic priorities. Importantly, we also strengthened our competitive position, achieving the number-one ranking in both U.S. gaming headsets and third-party gaming controllers, a first in any quarter for third-party gaming controllers since our acquisition of PDP,” said Cris Keirn, Chief Executive Officer of Turtle Beach Corporation. “This achievement reflects our established leadership in gaming audio and the progress we've made in controllers with our expanded portfolio and product innovation capabilities.

“While retailers maintained lean inventory levels through the third quarter, we have seen encouraging early signs of holiday replenishment, with customer orders accelerating year over year through October. We are also seeing improving consumer sell-through trends, particularly in the back half of October, as the industry approaches several major game releases including the highly anticipated launch of Grand Theft Auto VI.

“These developments, together with our newest products and broader retail distribution, support our confidence in the opportunities ahead. Our focus remains on executing through the holiday season and translating increased demand into revenue growth and profitability.

“We are reaffirming our full-year 2026 outlook and remain committed to a disciplined approach to capital allocation. Looking ahead, we anticipate having the balance sheet capacity to resume share repurchases following the holiday season, while continuing to balance capital returns with the needs of the business and other opportunities that will create long-term shareholder value.

“At Turtle Beach, our priorities remain clear: deliver through the holiday season, support our retail partners, and maintain our unwavering focus on execution.”

Balance Sheet Summary

On September 30, 2026, the Company had net debt of $71.7 million, comprised of $82.9 million of borrowings less $11.2 million of cash. Inventory levels as of September 30, 2026 were at $79.8 million, an increase of $23.2 million compared to the second quarter of 2026.

Financial Outlook

The Company is reiterating guidance for the full year 2026. Net revenues are expected to be between $335 million and $355 million, representing 5% to 11% year-over-year growth. Adjusted EBITDA is expected to be between $44 million and $48 million, representing 10% to 20% year-over-year growth.

The Company's full-year outlook reflects expectations for a substantial fourth-quarter revenue contribution, supported by anticipated retailer holiday inventory replenishment, continued contribution from new product introductions and increased gamer engagement associated with major releases, including Grand Theft Auto VI which is expected to be a major industry event. While early fourth-quarter ordering trends have been encouraging, the timing and magnitude of retailer purchases, consumer sell-through and prevailing cost conditions remain important factors in achieving the Company's outlook.

Beyond 2026, the Company believes its expanded product portfolio, continued innovation and brand investments, together with favorable long-term industry dynamics, provide opportunities for future growth. The Company is not providing specific financial guidance beyond 2026 at this time.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, November 5 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), during which management will discuss third quarter results and provide commentary on business performance and its current outlook for 2026. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 1-844-826-3035 or 1-412-317-5195.

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at corp.turtlebeach.com, along with a copy of the earnings press release and an updated investor presentation. A telephone replay of the call will be available through November 19, 2026, and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10212078. A replay of the webcast will also be available on the investor relations website for a limited time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated gaming controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for the three and nine months ended September 30, 2026, and September 30, 2025.

By providing full year 2026 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2026 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS

Investor Relations:

tbch@icrinc.com

Public Relations & Media:

Kim DeNapoli

SVP, Head of Brand

Turtle Beach Corporation

858.914.5093

kim.denapoli@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Net revenue	$84,703	$80,457	$183,240	$201,135
Cost of revenue	55,109	50,399	120,489	129,448
Gross profit	29,594	30,058	62,751	71,687

Operating expenses:
Selling and marketing	14,988	12,513	41,948	37,697
Research and development	4,553	4,161	13,940	12,625
General and administrative	5,340	7,541	19,654	23,111
Insurance recovery	(1,172)	—	(1,564)	(9,404)
Acquisition-related cost	—	476	—	1,084
Total operating expenses	23,709	24,691	73,978	65,113

Operating income (loss)	5,885	5,367	(11,227)	6,574
Interest expense, net	2,707	3,718	7,742	7,773
Other expense (income), net	213	(322)	185	780
Income (loss) before income tax	2,965	1,971	(19,154)	(1,979)
Income tax (benefit) expense	(1,421)	254	(1,023)	(101)
Net income (loss)	$4,386	$1,717	$(18,131)	$(1,878)

Net income (loss) per share
Basic	$0.24	$0.09	$(0.96)	$(0.09)
Diluted	$0.24	$0.08	$(0.96)	$(0.09)

Weighted average number of shares:
Basic	17,926	20,073	18,863	20,413
Diluted	18,197	20,406	18,863	20,413

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	September 30,	December 31,
	2026	2025

ASSETS
Current Assets:
Cash and cash equivalents	$11,188	$16,963
Accounts receivable, net	60,443	76,797
Inventories	79,782	69,222
Prepaid expenses and other current assets	12,294	10,831
Total Current Assets	163,707	173,813
Property and equipment, net	3,095	2,995
Goodwill	50,428	50,428
Intangible assets, net	28,478	34,344
Other assets	6,056	7,474
Total Assets	$251,764	$269,054
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$—	$29,383
Accounts payable	53,910	24,934
Term Loan, current	4,250	8,571
Other current liabilities	26,442	24,789
Total Current Liabilities	84,602	87,677
Term Loan, non-current	75,663	46,339
Income tax payable	1,392	820
Other liabilities	3,754	5,720
Total Liabilities	165,411	140,556
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 17,940,196 and 19,185,869 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	18	19
Additional paid-in capital	205,483	229,189
Accumulated deficit	(120,494)	(102,363)
Accumulated other comprehensive income	1,346	1,653
Total Stockholders’ Equity	86,353	128,498
Total Liabilities and Stockholders’ Equity	$251,764	$269,054

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Nine Months Ended
	September 30, 2026	September 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,131)	$(1,878)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,324	3,259
Amortization of intangible assets	5,865	6,051
Amortization of debt financing costs	840	776
Stock-based compensation	3,682	4,306
Deferred income taxes	(565)	165
Change in sales returns reserve	2,591	1,777
Provision for obsolete inventory	1,238	2,162
Loss on extinguishment of debt	1,755	1,923
Other	—	(54)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	13,763	34,586
Inventories	(11,799)	(25,875)
Prepaid expenses and other assets	1,118	(1,495)
Accounts payable	27,996	12,045
Income taxes payable	(2,137)	(3,471)
Other liabilities	919	(12,156)
Net cash provided by operating activities	29,459	22,121
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,767)	(1,169)
Cash acquired in business combination	—	2,515
Net cash (used in) provided by investing activities	(1,767)	1,346
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	85	186,249
Repayment of revolving credit facilities	(29,468)	(202,175)
Proceeds from term loan	82,450	60,000
Repayment of term loan	(57,839)	(51,101)
Proceeds from exercise of stock options	416	1,900
Repurchase of restricted stock	(500)	—
Repurchase of common stock	(27,197)	(17,015)
Debt financing costs	(1,417)	(2,334)
Net cash used in financing activities	(33,470)	(24,476)
Effect of exchange rate changes on cash and cash equivalents	3	271
Net decrease in cash and cash equivalents	(5,775)	(738)
Cash and cash equivalents at the beginning of period	16,963	12,995
Cash and cash equivalents at the end of period	$11,188	$12,257

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net income (loss)	$4,386	$1,717	$(18,131)	$(1,878)
Interest expense, net	2,707	3,718	7,742	7,773
Depreciation and amortization	2,552	3,086	8,189	9,310
Stock-based compensation	1,046	1,386	3,682	4,306
Income tax (benefit) expense	(1,421)	254	(1,023)	(101)
Restructuring expense (1)	81	347	478	477
Acquisition-related costs (2)	—	476	—	1,084
(Recovery) loss on inventory in transit and other costs	(506)	—	(506)	605
Professional fees, litigation and other (3)	374	(9)	3,590	(191)
Insurance recovery (4)	(1,117)	—	(1,117)	(9,404)
Adjusted EBITDA	$8,102	$10,975	$2,904	$11,981

(1)
Restructuring expenses are costs in connection with reorganization of operations. These costs primarily include severance and related benefits.
(2)
Costs in connection with reorganization of operations which primarily include severance, related benefits and post-acquisition costs related to PDP acquisition.
(3)
Professional fees related to potential acquisition opportunities, warehouse relocation and certain litigation proceedings fees.
(4)
Insurance proceeds from claims related to a loss of inventory while in transit.